Exhibit 99.1

Montage Resources Corporation Announces $45 Million Reduction in 2020 Capital Spending, Reiterates Full Year 2020 Production, and Enacts Strategic Shift in 2020 Production Mix

IRVING, TX- March 25, 2020- (BUSINESS WIRE) - Montage Resources Corporation (NYSE:MR) (the “Company” or “Montage Resources”) today has provided updated operational and financial guidance in response to current market conditions.

Updated 2020 Plan Highlights:

•	Revised full year capital spend of between $145 - $165 million, an approximate 23% reduction at the midpoint versus the previously spend of between $190 - $210 million

•

Reaffirms full year production of between 570 – 590 MMcfe per day, primarily driven by expected outperformance in first quarter 2020 production, further improved cycle times for remaining 2020 turn-to-sales, and gassier 2020 well mix

•	Strategic shift in activity levels which reduces the Ohio Marcellus weighted activity and increases the Utica Dry Gas weighted activity versus the previously announced capital spending plan

John Reinhart, President and CEO, commented on the Company’s updated capital plan and guidance, “With a solid balance sheet, peer-leading cash operating margins and minimal long-term commitments, Montage will remain flexible and nimble as we continue to optimize development and monitor market conditions.  The Company has a proven track record of adjusting activity and delivering cost savings to maximize cash flow.  By strategically shifting operational activity and the production mix, we expect to continue to achieve an extremely high level of capital efficiency with the approximate 23% capital savings while maintaining our overall production, based on the respective guidance midpoints, and subsequently allowing the Company to capture any potential benefits of the more constructive natural gas macro environment in the second half of 2020 and 2021. In addition, we are continuing to act opportunistically in the current commodity price environment and tactically add additional downside protection to our cash flows by actively managing our hedge book.  Finally, incremental cost savings initiatives are being implemented across our operations as part of the commitment to focus on targeting free cash flow generation, which includes further drilling and completion unit cost reductions as well as operating and corporate overhead expense reductions.”

2020 Capital Expenditure Budget

The updated capital expenditure budget for 2020 of approximately $145 - $165 million is based upon a front-loaded one rig drilling program.  This capital budget is allocated approximately 90% for drilling and completions activities and approximately 10% for land and other expenditures. Development activity is concentrated in the Company’s stacked pay area within the Ohio Marcellus and Utica Dry gas areas located in Monroe County, Ohio.  The updated capital budget assumes the drilling of between 12 to 16 gross horizontal shale wells, the completion of 13 to 17 gross horizontal shale wells and between 12 to 16 gross horizontal shale wells turned to sales, with approximately 65% of the capital spend weighted toward the first half of 2020. The Company anticipates approximately 75% of the wells drilled to be in the Company’s Ohio Utica acreage and approximately 25% in the Ohio Marcellus acreage area, which is a meaningful shift from the 35% Utica Dry/65% Marcellus split in the previous capital spending plan.

Net production volumes for 2020 are expected to be between 570 to 590 MMcfe per day with approximately 82% of 2020 production from natural gas and approximately 18% from oil and natural gas liquids. The projected production profile for 2020 remains significantly above the Company’s firm transportation commitments and provides multiple options regarding development activity, while also allowing the Company to continue to maximize its realized natural gas price from a balanced portfolio of sales points both in-basin and out-of-basin.

Guidance

The Company is reiterating first quarter 2020 guidance and updating its full year 2020 guidance (changes in italics) as set forth in the table below:

	Q1 2020	FY 2020	Change to FY 2020 Mid-Point
Production MMcfe/d	585 - 600	570 - 590
% Gas	79% - 81%	81% - 83%	2%
% NGL	11% - 13%	10% - 12%	(1%)
% Oil	7% - 9%	6% - 8%	(1%)
Gas Price Differential ($/Mcf)[1,2]	$(0.10) - $(0.20)	$(0.20) - $(0.30)
Oil Differential ($/Bbl)[1]	$(7.75) - $(8.75)	$(7.00) - $(8.00)	$0.75
NGL Prices (% of WTI)[1]	30% - 35%	30% - 40%	2.5%
Cash Production Costs ($/Mcfe)[3]	$1.25 - $1.35	$1.25 - $1.35
Cash G&A ($mm)[4]	$9 - $11	$31 - $35	($2)
CAPEX ($mm)		$145 - $165	($45)

[1]	Excludes impact of hedges
[2]	Excludes the cost of firm transportation
[3]	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
[4]

Non-GAAP financial measure which excludes stock-based compensation expense and merger related expenses, see reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

Cash General and Administrative Expenses

Cash general and administrative expenses is a non-GAAP financial measure used by the Company to provide a measure of administrative expenses used by many investors and in published research in making investment decisions and evaluating operational trends of the Company. See the table below for a reconciliation of Cash General and Administrative Expenses and General and Administrative Expenses:

Guidance
$ thousands	For the Three Months Ending March 31, 2020	For the Year Ending December 31, 2020
General and administrative expenses, estimated to be reported	$10,000-$14,000	$37,000-$44,000
Stock-based compensation expenses	(1,000 - 2,000)	(6,000 - 8,000)
Cash general and administrative expenses	$9,000-$12,000	$31,000-$36,000
Merger-related expenses	(0 - 1,000)	(0 - 1,000)
Cash general and administrative expenses, excluding merger-related expenses	$9,000-$11,000	$31,000-$35,000

About Montage Resources

Montage Resources is an exploration and production company with approximately 195,000 net effective core undeveloped acres currently focused on the Utica and Marcellus Shales of Southeast Ohio, West Virginia and North Central Pennsylvania. For more information, please visit the Company’s website at www.montageresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, including statements regarding Montage Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, and prospects, and plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” ”should,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “continue,” “position,” “potential,” “committed,” “target, ”project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Montage Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Montage Resources’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission on March 10, 2020 (the “2019 Annual Report”) and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.

Forward-looking statements may include, but are not limited to, statements about business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; the costs, terms and availability of downstream transportation services; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein.

Montage Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and declines in the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2019 Annual Report and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Montage Resources believes to be reasonable but that may not prove to be accurate. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Montage Resources or persons acting on its behalf may issue. Except as otherwise required by applicable law, Montage Resources disclaims any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this press release.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Montage Resources Corporation

Douglas Kris, Investor Relations

469-444-1736

dkris@mresources.com